Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated June 15, 2016, with respect to the financial statements of Western Asset Oregon Municipals Fund, a series of Legg Mason Partners Income Trust, as of April 30, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

August 15, 2016